Exhibit 10.2

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Sponsor Subscription Agreement”) is entered into as of May 10, 2021, by and among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (together with its successors, including after the Domestication (as defined below), the “Issuer”), and Novator Capital Sponsor Ltd. (“Sponsor”, “you” and the initial “Subscriber”), BB Trustees SA, as trustee of the Future Holdings Trust (the “Sponsor Guarantor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, the Issuer, Aurora Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of the Issuer (“Merger Sub”), and Better Holdco, Inc., a Delaware corporation (together with its successors, the “Company”), will, immediately following or concurrently with the execution of this Sponsor Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, subject to the terms of the Merger Agreement, (a) the Issuer will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Law (2020 Revision) and take actions as set forth in the Merger Agreement in connection therewith including the creation of non-voting Class C common stock, par value $0.0001 per share (the “Class C common stock”) (such transactions, the "Domestication"), (b) Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned Subsidiary of the Issuer (the “First Merger”) and (c) the Company, as the surviving corporation of the First Merger, will merge with and into the Issuer (the “Second Merger” and together with the First Merger, the “Mergers”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer shares of the Issuer’s (after the Domestication) Class A Common Stock, par value $0.0001 per share (the “Class A common stock”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Sponsor Purchase Amount (as defined below) therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution of the Merger Agreement, SB Northstar LP (“Sigma”) is entering into a subscription agreement with the Issuer (the “PIPE Subscription Agreement”), pursuant to which Sigma is agreeing to subscribe for and purchase a number of shares of Class A common stock and Class C common stock, and together with the Class A common stock, the “common stock”) with an aggregate value at the Per Share Price equal to $1,500,000,000 less the Sponsor Purchase Amount actually acquired pursuant to this Sponsor Subscription Agreement and also less the amount actually acquired by one or more “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) that enter into subscription agreements (the “Other Subscription Agreements”) with the Issuer as contemplated by the PIPE Subscription Agreement, in each case immediately prior to the First Effective Time (such date, the “Closing Date”); and

WHEREAS, concurrently with the execution of this Sponsor Subscription Agreement, Subscriber and Sponsor Guarantor are entering into a redemption subscription agreement with the Issuer (the “Redemption Subscription Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription.

1.1           Subscriber irrevocably agrees to subscribe for and purchase a number of shares of Class A common stock with an aggregate value equal to $200,000,000 (the “Sponsor Purchase Amount”) at the per share purchase price of $10.00 for each share of the Class A common stock (the “Per Share Price”) (such shares of Class A common stock, the “Shares”) on the Closing Date.

1.2           Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Sponsor Purchase Amount, the Shares (such subscription and issuance, the “Subscription”).

2.            Representations, Warranties and Agreements.

2.1           Subscriber’s Representations, Warranties and Agreements. Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.1.1            Subscriber has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Sponsor Subscription Agreement.

2.1.2            This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. This Subscription Agreement is a valid and binding agreement enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.1.3            The execution, delivery and performance by Subscriber of this Sponsor Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Subscriber pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the assets of Subscriber is subject, which would reasonably be expected to prevent, materially delay or otherwise materially impede Subscriber’s timely performance of its obligations under this Sponsor Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber, (iii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its respective properties or assets that would reasonably be expected to have a Subscriber Material Adverse Effect, or (iv) other than the notifications to the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), no notice to, or consent or approval of a Governmental Authority is required for Subscriber to enter into, deliver and perform its obligations under, and all transactions contemplated by, this Sponsor Subscription Agreement.

2.1.4            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by Subscriber to hold the Shares for any period of time. Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

2.1.5            Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act except as otherwise required in respect of the Shares by this Sponsor Subscription Agreement. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144, provided that all of the applicable conditions thereof have been met, (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, or (v) as it forms part of any stock lending program, and in the case of each of clauses (i), (ii) (iii), (iv) and (v) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that as a result of the transfer restrictions set forth herein, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6            Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Company or any of their respective Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Sponsor Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Sponsor Subscription Agreement. Without limiting the foregoing, Subscriber acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person, including any Placement Agent (as defined below), makes any representation relating to any such information.

2.1.7            Subscriber represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

2.1.8            In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Issuer’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and its representatives concerning the Issuer or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer and the Company (including giving effect to the Mergers), and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by the Issuer and the Company. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that any placement agent retained by the Issuer in respect of any placement to Other Subscribers and its Affiliates (the “Placement Agent”) and its respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer or the Company. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any Placement Agent or any of the Placement Agent's Affiliates with respect to its decision to invest in the Shares, including information related to the Issuer, the Company, the Shares and the offer and sale of the Shares, and (ii) neither Placement Agent nor any of its Affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Shares. Subscriber understands and acknowledges that any Placement Agent is acting solely in respect of subscriptions by Other Subscribers pursuant to Placement Agent's agreement with the Company, that no Placement Agent has been retained to act as such in respect of Subscriber's subscription and Subscriber acknowledges that any Placement Agent has not acted or will act as Subscriber's financial advisor or fiduciary.

2.1.9            Subscriber acknowledges that the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.10          Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such financial, accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.11         Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber acknowledges that it shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Sponsor Subscription Agreement, and that neither the Issuer nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Sponsor Subscription Agreement.

2.1.12         Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13         Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that Subscriber is permitted to do so under applicable Law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

2.1.14          Except as a result of the entry into this Sponsor Subscription Agreement, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.15          To the extent required, such Subscriber and its affiliates and the Issuer shall each use reasonable best efforts to submit all applicable filings and registrations with, and notifications to, the U.S. Department of Justice, the U.S. Federal Trade Commission and any other Governmental Authority required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and all other Laws in connection with the transactions contemplated by this Sponsor Subscription Agreement, and to use their respective reasonable best efforts to, as promptly as practicable, provide any information requested by the U.S. Department of Justice, the U.S. Federal Trade Commission or any other Governmental Authority to obtain all required authorizations and approvals, and the expiration or termination of any applicable waiting period, under the HSR Act and all other applicable laws as promptly as practicable after the date hereof. The Issuer shall be responsible for all filing fees payable to a Governmental Authority related to any HSR Act notification applicable in connection with this Sponsor Subscription Agreement.

2.1.16          Subscriber represents and agrees that on the date hereof, Subscriber has access to sufficient available funds to pay the Sponsor Purchase Amount, and on the date the Sponsor Purchase Amount would be required to be funded to the Issuer pursuant to Section 3.1, Subscriber will have sufficient immediately available funds to pay the Sponsor Purchase Amount pursuant to Section 3.1. From the date hereof until the Closing Date, Subscriber shall not make any dividends or distributions that would render Subscriber unable to satisfy its obligation to pay the Sponsor Purchase Amount. From the date hereof until the Closing Date, the Subscriber shall not make any dividends or distributions that would render the Subscriber unable to satisfy all its obligations under this Sponsor Subscription Agreement.

2.1.17          Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Subscriber hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Subscriber or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 2.1.17, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Subscriber’s securities for purposes of Rule 506(d) under the Securities Act.

2.1.18         Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Sponsor Subscription Agreement, in making its investment or decision to invest in the Issuer.

2.1.19          Subscriber represents, warrants and agrees that neither Subscriber, nor any person acting on its behalf has, directly or indirectly, made, and no such person shall make, any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on an applicable exemption from registration under the Securities Act for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

2.1.20          Neither the Subscriber nor any of its Affiliates or agents has provided or will, without the prior consent of any Placement Agents, provide information to Other Subscribers regarding the Issuer, the Company and the Transactions or the offer and sale of the Securities in connection with such Other Subscriber’s direct or indirect equity investment in the Issuer or the Company.

2.1.21          Subscriber agrees that it shall cooperate with the Issuer and the Company in connection with any review of the transactions contemplated by this Sponsor Subscription Agreement by any Governmental Authority, including without limitation, by providing to the Issuer or the Company, as applicable for delivery to the applicable Governmental Authority as soon as practicable following written notice to Subscriber of such a request, all such information about Subscriber and any of its Affiliates requested by any such Governmental Authority.

2.1.22         Subscriber has not and will not prior to the Closing enter into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect equity investment in the Issuer or the Company.

2.2            Issuer’s Representations, Warranties and Agreements. The Issuer hereby represents and warrants to such Subscriber and agrees with such Subscriber as follows:

2.2.1            The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and following the Domestication shall be validly existing as a corporation in good standing under the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Sponsor Subscription Agreement.

2.2.2            This Sponsor Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3            Subject to obtaining all required approvals necessary in connection with the performance of the Merger Agreement (including the approval of the Company’s stockholders for the Merger Agreement and the related Transactions including the transactions contemplated by this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, and the Other Subscription Agreements) and any required applications and approvals pursuant to the applicable rules of Nasdaq (together, the “Required Approvals”) and assuming the accuracy of the Subscriber’s representation in Section 2.1.3, the execution, delivery and performance of this Sponsor Subscription Agreement, issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein will not (i) result in any violation of the provisions of the organizational documents of the Issuer (after Domestication) or (ii) result in any violation of any Law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a material adverse effect on the validity of the Shares or the legal authority or ability of the Issuer to perform in all material respects its obligations under this Sponsor Subscription Agreement, subject to the exceptions in the definition of Material Adverse Effect in the Merger Agreement mutatis mutandis (an “Issuer Material Adverse Effect”).

2.2.4            The issued and outstanding shares of Class A common stock of the Issuer are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq. The Issuer has made available to such Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer (including the Merger Agreement) with the Commission prior to the date of this Sponsor Subscription Agreement (the “SEC Documents”), which SEC Documents, except in the case of the accounting treatment of the warrants, as of their respective filing dates, complied, as to form, in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents (in each case in effect as of the date of filing). None of the SEC Documents filed under the Exchange Act, contained, as of the respective date of its filing or, if amended prior to the date of this Sponsor Subscription Agreement or the Closing Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer makes no such representation or warranty with respect to the proxy statement/prospectus included in the PIPE Registration Statement to be filed in connection with the approval of the Merger Agreement by the stockholders of the Issuer (the “Proxy Statement/Prospectus”) or any other information relating to the Company or any of its Affiliates included in any SEC Document or filed as an exhibit thereto. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

2.2.5            As of the date hereof, there are no pending or, to the knowledge of the Issuer, threatened suits, claim, actions or proceedings (collectively, “Actions”), which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.3            Sponsor Guarantor’s Representations, Warranties and Agreements. Sponsor Guarantor hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

2.3.1            Sponsor Guarantor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

2.3.2            This Sponsor Subscription Agreement has been duly authorized, validly executed and delivered by Sponsor Guarantor. This Agreement is a valid and binding agreement enforceable against Sponsor Guarantor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.3.3            The execution, delivery and performance by Sponsor Guarantor of this Sponsor Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Sponsor Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Sponsor Guarantor is a party or by which Sponsor Guarantor is bound or to which any of the assets of Sponsor Guarantor is subject, which would reasonably be expected to prevent or materially delay or otherwise materially impede Sponsor Guarantor’s timely performance of its obligations under this Agreement (a “Sponsor Guarantor Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Sponsor Guarantor, (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Sponsor Guarantor or any of its respective properties or assets that would reasonably be expected to have a Sponsor Guarantor Material Adverse Effect.

2.3.4            Sponsor Guarantor represents and warrants that Sponsor Guarantor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Sponsor Guarantor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Sponsor Guarantor is permitted to do so under applicable law. If Sponsor Guarantor is a financial institution subject to the BSA/PATRIOT Act, Sponsor Guarantor represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Sponsor Guarantor also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Sponsor Guarantor further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Sponsor Guarantor and used to satisfy its obligations hereunder were legally derived.

2.3.5            Sponsor Guarantor represents and agrees that on the date hereof, Sponsor Guarantor has access to sufficient available funds to pay the Sponsor Purchase Amount, and on the date the Subscription is consummated would be required to be funded by the Sponsor to the Issuer pursuant to Section 3.1, Sponsor Guarantor will have sufficient immediately available funds to satisfy its obligations hereunder. From the date hereof until the Closing Date, Sponsor Guarantor shall not make any dividends or distributions that would render it unable to satisfy its obligations hereunder.

2.3.6            Sponsor Guarantor represents that no Disqualification Event is applicable to it or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Sponsor Guarantor hereby agrees that it shall notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to Sponsor Guarantor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

2.3.7            Sponsor Guarantor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, any of its Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Issuer expressly set forth in this Agreement, in making its decision to enter into this Sponsor Subscription Agreement.

3.            Settlement Date and Delivery.

3.1            Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and immediately prior to, the First Effective Time. At least five (5) Business Days prior to the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) wire instructions for the payment of the Sponsor Purchase Amount. Subscriber shall deliver to the Issuer, at least two (2) Business Days prior to the anticipated Closing Date, the Sponsor Purchase Amount for the Shares, by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Shares in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event the Closing does not occur within three (3) Business Days of the anticipated Closing Date specified in the Closing Notice, the Issuer shall promptly (but no later than one (1) Business Day thereafter) return the Sponsor Purchase Amount to Subscriber.

3.2            Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:

3.2.1            Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the date of this Sponsor Subscription Agreement and on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.2.2            Closing of the Transactions. The conditions precedent to the completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.

3.2.3            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.3            Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver, on or prior to the Closing Date, of each of the following conditions:

3.3.1            Closing of the Transactions. The conditions precedent to completion of the Transactions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Transactions set forth in the Merger Agreement) shall have been met or waived by the parties thereto such that the Transactions will close substantially concurrently with, but after, the Closing.

3.3.2            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority, Law, rule or regulation enjoining or prohibiting the consummation of the Subscription.

4.            PIPE Registration Statement.

4.1            In connection with the Transactions, the Issuer will file with the Commission the Registration Statement, which will register the issuance of shares of Class A common stock upon consummation of the Transactions in exchange for all outstanding shares of the Issuer (including the Shares). In the event that the Registration Statement, at the time it becomes effective, does not include the shares of Class A common stock to be issued hereunder, the Issuer agrees that, within forty-five (45) calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a shelf registration statement registering the resale of the Shares (the “PIPE Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the PIPE Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the PIPE Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the PIPE Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include such Shares in the PIPE Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the PIPE Registration Statement during any customary blackout or similar period or as permitted under Section 4.3 hereunder; provided, further, that Subscriber and its Affiliates (including its directors, officers, agents and employees, and each person who controls Subscriber within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) will be indemnified by the Issuer for any liability arising from any material misstatements or omissions in the PIPE Registration Statement except to the extent such misstatement or omission arises from the information specifically provided by Subscriber for inclusion in the PIPE Registration Statement. Subscriber shall indemnify and hold harmless the Issuer and its Affiliates (including its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), for any liability arising from any material misstatements or omissions contained in the PIPE Registration Statement to the extent that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein. For purposes of clarification, any failure by the Issuer to file the PIPE Registration Statement by the Filing Date or to cause such PIPE Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file the PIPE Registration Statement or cause the PIPE Registration Statement to be declared effective as set forth above in this Section 4.

4.2            In the case of the registration effected by the Issuer pursuant to this Sponsor Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, the Issuer shall:

4.2.1            except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a PIPE Registration Statement, use its reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable PIPE Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the PIPE Registration Statement;

4.2.2            advise Subscriber within five (5) Business Days:

(a)            when a PIPE Registration Statement or any post-effective amendment thereto has become effective;

(b)            of the issuance by the Commission of any stop order suspending the effectiveness of any PIPE Registration Statement or the initiation of any proceedings for such purpose;

(c)            of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d)            subject to the provisions in this Sponsor Subscription Agreement, of the occurrence of any event that requires the making of any changes in any PIPE Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any PIPE Registration Statement as soon as reasonably practicable;

4.2.4            upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a PIPE Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such PIPE Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5            use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Class A common stock is then listed.

4.3           Notwithstanding anything to the contrary in this Sponsor Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the PIPE Registration Statement, and from time to time to require Subscriber not to sell under the PIPE Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its Subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the PIPE Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the PIPE Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the PIPE Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the PIPE Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the PIPE Registration Statement is effective or if as a result of a Suspension Event the PIPE Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the PIPE Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion, destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Issuer agrees that any time transfer is permitted pursuant to Rule 144 and Subscriber is unable to sell under the PIPE Registration Statement, Issuer will take commercially reasonable efforts to remove the restrictive legend from Subscriber’s Shares.

5.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms without consummation of the Merger, (ii) upon the mutual written agreement of Subscriber and, with the prior written consent of the Company, the Issuer to terminate this Sponsor Subscription Agreement, (iii) subject to the written consent of the Company, if any of the conditions to Closing set forth in this Sponsor Subscription Agreement are not satisfied or waived (or deemed to be satisfied or waived) by the party entitled to grant such waiver on or prior to the Closing and, as a result thereof, the transactions contemplated by this Sponsor Subscription Agreement are not consummated on or before the Agreement End Date (as defined in the Merger Agreement), and (iv) if the Closing shall not have occurred on or before the Agreement End Date (as defined in the Merger Agreement); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

6.             Miscellaneous.

6.1           Further Assurances. From the date hereof, the parties hereto shall use reasonable best efforts to consummate the transactions contemplated by this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Mergers. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Sponsor Subscription Agreement.

6.1.1            Subscriber acknowledges that the Issuer, the Company, any Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Sponsor Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Company if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in any material respect. Subscriber further acknowledges and agrees that the Company and any Placement Agent is a third-party beneficiary of the representations, warranties and agreements of Subscriber contained in this Section 6.1.1 and Section 2.1 of this Sponsor Subscription Agreement. Subscriber acknowledges and agrees that none of (i) any other investor pursuant to this Sponsor Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including such other investor’s respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any Placement Agent, its respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, in each case, absent their own intentional fraud or willful misconduct, (iii) the Company or any other party to the Merger Agreement, or (iv) any Affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, the Company or any other party to the Merger Agreement shall be liable to Subscriber, or to any other investor, pursuant to this Sponsor Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Sponsor Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company or any Placement Agent concerning the Issuer, the Company, any Placement Agent, any of their controlled Affiliates, this Sponsor Subscription Agreement or the transactions contemplated hereby. Subscriber consents to and agrees to waive any claims it or they may have based on any actual or potential conflicts of interest that may arise or result from any Placement Agent acting as equity capital markets advisor to the Issuer or the Company.

6.1.2            Without limiting the Company's rights provided by Section 6.6, each of the Issuer, Subscriber, any Placement Agent, Sponsor and the Company is (i) entitled to rely upon and, in the case of the Issuer, the Subscriber and the Company, enforce the terms of this Sponsor Subscription Agreement and (ii) is irrevocably authorized to produce this Sponsor Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3            The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control and otherwise readily available to Subscriber and to the extent consistent with its internal policies and procedures; provided, that, Issuer agrees to keep any such information provided by Subscriber confidential.

6.1.4            Except as provided otherwise herein, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Sponsor Subscription Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

6.1.5            Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Sponsor Subscription Agreement on the terms and conditions described herein no later than immediately prior to the consummation of the Transactions.

6.2           Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email (in each case in this clause (d), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(i)             if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Issuer before the Closing Date, to:

Aurora Acquisition Corp.

20 North Audley Street

London W1K 6LX

United Kingdom

Attention: Khurram Kayani

Email: Khurram@novatorcapital.com

with a required copy (which copy shall not constitute notice) to:

Baker McKenzie LLP

100 New Bridge Street

London EC4V 6JA

United Kingdom

Attention: Adam Eastell, Michael F. DeFranco, Derek Liu
Email: adam.eastell@bakermckenzie.com,

michael.defranco@bakermckenzie.com,

derek.liu@bakermckenzie.com

(iii)	If to the Issuer after the Closing Date, to the persons indicated under the Company below

(iv)          if to the Company, to:

Better HoldCo, Inc.

175 Greenwich St, 59th Floor

New York, NY 10007

Attention: Kevin Ryan

Email: kryan@better.com

with a required copy (which copy shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Mitchell S. Eitel, Jared M. Fishman, Sarah P. Payne

Email: eitelm@sullcrom.com,

fishmanj@sullcrom.com,

paynes@sullcrom.com

6.3           Entire Agreement. This Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Sponsor Support Agreement (as defined in the Merger Agreement) constitute the entire agreement among the parties to this Sponsor Subscription Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Sponsor Subscription Agreement, the Redemption Subscription Agreement, the PIPE Subscription Agreement, the Other Subscription Agreements, the Merger Agreement and the Sponsor Support Agreement (as defined in the Merger Agreement).

6.4           Modifications and Amendments. This Subscription Agreement may be amended or modified in whole or in part, only (a) subject to the prior written consent of the Company except in the case of amendments or waivers that are ministerial and immaterial in nature and effect and (b) by a duly authorized agreement in writing executed in the same manner as this Sponsor Subscription Agreement and which makes reference to this Sponsor Subscription Agreement.

6.5           Assignment. Neither this Sponsor Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto and the Company (as third-party beneficiary hereto) and any such purported assignment shall be null and void ab initio (other than the Shares acquired hereunder, if any, and Subscriber’s rights under Section 4 hereof, and then only in accordance with this Sponsor Subscription Agreement). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Sponsor Subscription Agreement to one or more of its Affiliates (provided that Subscriber shall not be relieved from the obligation to perform this Agreement upon any failure of the Affiliate assignee).

6.6           Benefit.

6.6.1            Except as otherwise provided herein, this Sponsor Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns (other than as provided for in this Section 6.6.1 and Section 6.1.1 and Section 6.1.2 of this Sponsor Subscription Agreement). Notwithstanding anything to the contrary herein, the Company is an express third-party beneficiary of each of the provisions of this Sponsor Subscription Agreement.

6.6.2            Each of the Issuer and Subscriber acknowledges and agrees that (a) this Sponsor Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Issuer and Subscriber hereunder, the Company would not enter into the Merger Agreement, (b) each representation, warranty, covenant and agreement of the Issuer and Subscriber hereunder is being made also for the benefit of the Company, and (c) the Company may seek to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief, including to cause the Sponsor Purchase Amount to be paid and the Closing to occur) each of the covenants and agreements of each of the Issuer and Subscriber under this Sponsor Subscription Agreement.

6.7           Governing Law. This Subscription Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Subscription Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.

6.8           Consent for Jurisdiction; Waiver of Jury Trial

6.8.1            Each of Sponsor, Sponsor Guarantor and Subscriber hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.8.1. Sponsor, Sponsor Guarantor and Subscriber agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 6.2, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Sponsor, Sponsor Guarantor and Subscriber agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each of Sponsor, Sponsor Guarantor and Subscriber agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 6.8.1. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law

6.8.2            The Issuer hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.8.2. The Issuer agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 6.2, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. the Issuer agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 6.8.2. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.

6.8.3            Any proceeding or Action based upon, arising out of or related to this Sponsor Subscription Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “Designated Courts”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Sponsor Subscription Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6.8.

6.8.4            EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Severability. If any provision of this Sponsor Subscription Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Subscription Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Subscription Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Subscription Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Subscription Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

6.10         No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Sponsor Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Sponsor Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Sponsor Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11         Remedies.

6.11.1          The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Sponsor Subscription Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Sponsor Subscription Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Sponsor Subscription Agreement and to enforce specifically the terms and provisions of this Sponsor Subscription Agreement, without proof of damages, prior to the valid termination of this Sponsor Subscription Agreement in accordance with Section 5, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause such Subscriber and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Sponsor Subscription Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Subscription and Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

6.11.2          The parties acknowledge and agree that this Section 6.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Sponsor Subscription Agreement.

6.11.3          In any dispute arising out of or related to this Sponsor Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Sponsor Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Sponsor Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

6.12         Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Sponsor Subscription Agreement shall survive the Closing until the expiration of any statute of limitations under applicable Laws. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect until the expiration of any statute of limitations under applicable Laws.

6.13         No Broker or Finder. Each of the Issuer and Subscriber each represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Sponsor Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Issuer and Subscriber agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14         Headings and Captions. The headings and captions in this Sponsor Subscription Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Subscription Agreement.

6.15         Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Sponsor Subscription Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

6.16         Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Sponsor Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Sponsor Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Sponsor Subscription Agreement to numbers of shares, per share amounts and Sponsor Purchase Amount shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17         Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.             Consent to Disclosure.

7.1           Subscriber hereby consents to the publication and disclosure in any press release issued by the Issuer or the Company or Form 8-K filed by the Issuer with the Commission in connection with the execution and delivery of the Merger Agreement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by the federal securities laws or the Commission or any other securities authorities, any other documents or communications provided by the Issuer or the Company to any Governmental Authority or to securityholders of the Issuer) in each case, as and to the extent required by applicable Law or the Commission or any other Governmental Authority, of Subscriber’s identity and beneficial ownership of the Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Sponsor Subscription Agreement and, if deemed appropriate by the Issuer or the Company, a copy of this Sponsor Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not publicly disclose the name of Subscriber, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential ; provided that Subscriber consents to the disclosure included in the public announcement materials related to the Transactions previously disclosed to Subscriber. Subscriber will promptly provide any information reasonably requested by the Issuer or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

7.2           Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a Business Combination. Subscriber further acknowledges that, as described in the prospectus dated February 12, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Issuer's assets consist of the cash proceeds of the Issuer's initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a the trust account for the benefit of the Issuer, certain of its public stockholders and the underwriters of the Issuer's initial public offering (the “Trust Account”). Subscriber acknowledges that it has been advised by the Issuer that, except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its franchise Tax, income Tax and similar obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if the Issuer completes the transactions which constitute a Business Combination, then to those Persons (as defined in the Merger Agreement) and in such amounts as described in the Prospectus; (b) if the Issuer fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Investment Management Trust Agreement, dated as of April 21, 2020, between the Issuer and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”) to the Issuer in limited amounts to permit the Issuer to pay the costs and expenses of its liquidation and dissolution, and then to the Issuer's public stockholders; and (c) if the Issuer holds a shareholder vote to amend the Issuer's amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the Class A common stock if the Issuer fails to complete a Business Combination within the allotted time period, then for the redemption of any of the Class A common stock properly tendered in connection with such vote. For and in consideration of the Issuer entering into this Sponsor Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Sponsor Subscription Agreement and any negotiations, Contracts with the Issuer; provided, that (x) nothing herein shall serve to limit or prohibit Subscriber's right to pursue a claim against the Issuer for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions or for fraud and (y) nothing herein shall serve to limit or prohibit any claims that Subscriber may have in the future against the Issuer's assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 7.2 shall survive the termination of this Sponsor Subscription Agreement for any reason.

8.             Guarantees.

8.1           The Sponsor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of each Subscriber’s obligations under this Sponsor Subscription Agreement in accordance with the terms hereof. In case of the failure of any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor hereby agrees to cause any such payment to be made or performance to be done as if done by such Subscriber.

8.2           The Sponsor Guarantor hereby fully and unconditionally guarantees to the Issuer the due and punctual payment and performance of the Sponsor’s and each other Subscriber’s obligations under this Sponsor Subscription Agreement in accordance with the terms hereof. In case of the failure of the Sponsor or any such Subscriber punctually to make any such payment or render such performance hereunder, the Sponsor Guarantor hereby agrees to cause any such payment to be made or performance to be done as if done by the Sponsor or such other Subscriber.

8.3           Each of the Sponsor and Sponsor Guarantor hereby agrees that each of its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Sponsor Subscription Agreement with respect to any such Subscriber, or any waiver, modification or indulgence granted to the Sponsor or any other such Subscriber with respect hereto by the Issuer or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each of the Sponsor and Sponsor Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Sponsor or any such Subscriber, any right to require a proceeding first against the Sponsor or any such Subscriber, protest or notice with respect to the performance and payment obligations hereunder, and covenants that its obligations under this Section 8 will not be discharged except by payment in full of all amounts owed by the Sponsor and each such Subscriber under this Sponsor Subscription Agreement.

8.4           Each of the Sponsor and Sponsor Guarantor shall be subrogated to all rights of the Issuer against the Sponsor or any Subscriber for which and in respect of the Sponsor or Sponsor Guarantor, as applicable, has paid to the Issuer pursuant to this Section 8; provided, however, that neither the Sponsor nor the Sponsor Guarantor shall be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until full payment and performance has been received by or rendered to the Issuer.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer, the Sponsor, the Sponsor Guarantor and Subscriber has executed or caused this Sponsor Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ISSUER:

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

SPONSOR:

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

SPONSOR GUARANTOR:

SIGNED FOR AN ON BEHALF OF BB TRUSTEES SA, AS TRUSTEE OF THE FUTURE HOLDINGS TRUST

By:	/s/ Jan Rottiers
Name: Jan Rottiers
Title: Director

By:	/s/ Arnaud Cywie
Name: Arnaud Cywie
Title: Director

Accepted and agreed this 10th day of May, 2021.

SUBSCRIBER:

NOVATOR CAPITAL SPONSOR LTD.		Signature of Joint Subscriber, if applicable:

By:	/s/ Jan Rottiers	By:	/s/ Pericles Spyrou
Name:	Jan Rottiers	Name:	Pericles Spyrou
Title:	Director	Title:	Director

Date: May 10, 2021

Name of Subscriber:		Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email Address:

If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN:
Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

SCHEDULE I
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This Schedule I should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

QUALIFIED INSTITUTIONAL BUYER: Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):

☐            Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐     is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“Consolidated Farm and Rural Development Act”);

☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐     is an investment adviser registered under the Investment Advisers Act;

☐     is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.

☐            Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐         Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐             Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐         Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐             Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐	Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the "Commission") has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes:

(i)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing;

(iii)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.